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                                                                   EXHIBIT 10.1


                            2003 Stock Incentive Plan
                                  for Employees
               of Honeywell International Inc. and its Affiliates

                                 AWARD AGREEMENT


         AWARD AGREEMENT made in Morris Township, New Jersey, as of the ___ day of ________________ between Honeywell International Inc. (the "Company") and ____________ (the "Employee").

1. Grant of Option. The Company has granted you an Option to purchase ________ Shares of Common Stock, subject to the provisions of this Agreement. This Option is a nonqualified Option.

2. Exercise Price. The purchase price of the Shares covered by the Option will be $______ per Share.

3. Vesting. Except in the event of your Full Retirement, death or Disability or a Change in Control, the Option will become exercisable in cumulative installments as follows: ________________________________ (vesting schedule within three-year period.)

4. Term of Option. The Option must be exercised prior to the close of the New York Stock Exchange ("NYSE") on _______________, (within ten years of grant) subject to earlier termination or cancellation as provided below. If the NYSE is not open for business on the expiration date specified, the Option will expire at the close of the NYSE's next business day.

5. Payment of Exercise Price. You may pay the Exercise Price by cash, certified check, bank draft, wire transfer, postal or express money order, or any other alternative method specified in the Plan and expressly approved by the Committee. Notwithstanding the foregoing, you may not tender any form of payment that the Committee determines, in its sole and absolute discretion, could violate any law or regulation.

6. Exercise of Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by contacting the Honeywell Stock Option Service Center, managed by Smith Barney, by telephone at 1-888-723-3391 or 1-212-615-7876, or on the internet at
         www.benefitaccess.com. If the Option is exercised after your death, the Company will deliver Shares only after the Committee has determined that the person exercising the Option is the duly appointed executor or administrator of your estate or the person to whom the Option has been transferred by your will or by the applicable laws of descent and distribution.





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7.       Termination, Retirement, Disability or Death. The Option will vest and remain exercisable as follows:

        ------------------------------------------------------------------------------------------------------------

        Event                                 Vesting                             Exercise
        ------------------------------------------------------------------------------------------------------------
        Death                                 Immediate vesting as of             Expires earlier of (i)
                                              death.                              original expiration date,
                                                                                  or (ii) 3 years after
                                                                                  death.
        ------------------------------------------------------------------------------------------------------------
        Disability                            Immediate vesting as of             Expires earlier of (i) original
                                              incurrence of Disability.           expiration date, or (ii) 3 years
                                                                                  after Disability.
        ------------------------------------------------------------------------------------------------------------
        Full Retirement                       Immediate vesting as of             Expires earlier of (i) original
        (Voluntary Termination of             Full Retirement.                    expiration date, or (ii) 3 years
        Employment on or after Age 60 and                                         after retirement. If you die
        10 Years of Service)                                                      prior to end of this 3-year
                                                                                  period, expires earlier of (i)
                                                                                  original expiration date, or
                                                                                  (ii) 1 year after death.
        ------------------------------------------------------------------------------------------------------------
        Early Retirement                      Unvested Awards forfeited as of     Expires earlier of (i) original
        (Termination of Employment on or      Early Retirement.                   expiration date, or (ii) 3 years
        after Age 55 and 10 Years of                                              after retirement. If you die
        Service)                                                                  prior to end of this 3-year
                                                                                  period, expires earlier of (i)
                                                                                  original expiration date, or
                                                                                  (ii) 1 year after death.
        ------------------------------------------------------------------------------------------------------------
        Voluntary termination                 Unvested Awards forfeited as of     Expires earlier of (i) original
                                              termination.                        expiration date, or (ii) 30 days
                                                                                  after termination. If you die
                                                                                  prior to end of this 30-day
                                                                                  period, expires earlier of (i)
                                                                                  original expiration date, or
                                                                                  (ii) 1 year after death.
        ------------------------------------------------------------------------------------------------------------
        Involuntary termination not for       Unvested Awards forfeited as of     Expires earlier of (i) original
        Cause                                 termination.                        expiration date, or (ii) 1 year
                                                                                  after termination.  If you die
                                                                                  prior to end of this 1-year
                                                                                  period, expires 1 year after
                                                                                  death.
        ------------------------------------------------------------------------------------------------------------
        Involuntary termination for Cause     Unvested Awards forfeited as of     Vested Awards immediately
                                              termination.                        cancelled.
        ------------------------------------------------------------------------------------------------------------



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8.       Change in Control. In the event of a Change in Control, any portion of the Option that has not vested as of the date of Change in Control will immediately become exercisable in full.

9. Withholdings. The Company will have the right, prior to the issuance or delivery of any Shares in connection with the exercise of the Option, to withhold or demand from you the amount necessary to satisfy applicable tax requirements, as determined by the Committee.

10. Transfer of Option. You may not transfer the Option or any interest in the Option except by will or the laws of descent and distribution or except as permitted by the Committee and as specified in the Plan.

11.      Forfeiture of Award.

         (a) By accepting the Award, you expressly agree and acknowledge that the forfeiture provisions of subparagraph (b) will apply if, from the date of the grant of the Option until the date that is twenty-four (24) months after your Termination of Employment for any reason, you enter into an employment or consultation agreement or arrangement (including any arrangement for service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business in which the Company or any Affiliate is engaged if the business is competitive (in the sole judgment of the Committee) with the Company or an Affiliate and the Committee has not approved the arrangement in writing.

         (b) If the Committee determines, in its sole judgment, that you have engaged in an act that violates subparagraph (a) prior to the 24-month anniversary of your Termination of Employment, any Option that you have not exercised (whether vested or unvested) will immediately be rescinded, and you will forfeit any rights you have with respect to these Options as of the date of the Committee's determination. In addition, you hereby agree and promise immediately to deliver to the Company, Shares equal in value to the amount of any profit you realized upon an exercise of the Option during the period beginning six (6) months prior to your Termination of Employment and ending on the date of the Committee's determination.

12. Adjustments. In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee may, in its sole discretion, adjust the number and kind of Shares covered by the Option, the Exercise Price and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Option. Any such determinations and adjustments made by the Committee will be binding on all persons.



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13.      Restrictions on Exercise. Exercise of the Option is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares covered by the Option will be duly listed, upon official notice of issuance, upon the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective. The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel of the Company.

14. Disposition of Securities. By accepting the Award, you acknowledge that you have read and understand the Company's policy, and are aware of and understand your obligations under U.S. federal securities laws in respect of trading in the Company's securities, and you agree not to use the Company's "cashless exercise" program (or any successor program) at any time when you possess material nonpublic information with respect to the Company or when using the program would otherwise result in a violation of securities law. The Company will have the right to recover, or receive reimbursement for, any compensation or profit realize on the exercise of the Option or by the disposition of Shares received upon exercise of the Option to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

15. Plan Terms Govern. The exercise of the Option, the disposition of any Shares received upon exercise of the Option, and the treatment of any gain on the disposition of these Shares are subject to the terms of the Plan and any rules that the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into this Agreement. Capitalized terms used in this Agreement have the meaning set forth in the Plan, unless otherwise stated in this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the Plan will control unless otherwise stated in this Agreement. By accepting the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of this Agreement.

16. Acceptance of Award. By accepting the Award, you agree to be bound by the terms and conditions of this Agreement and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or of your normal or expected compensation or benefits package for purposes of any benefit plan of the Company (except as otherwise expressly provided in a written agreement you have entered into with the Company).

17. Limitations. Nothing in this Agreement or the Plan gives you any right to continue in the employ of the Company or any of its Affiliates or to interfere in any way with the right of the Company or any Affiliate to terminate your employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of the Option. You have no rights as a shareowner of the Company pursuant to the Option until Shares are actually delivered you.



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18.      Incorporation of Other Agreements. This Agreement and the Plan
         constitute the entire understanding between you and the Company regarding the Option. This Agreement supersedes any prior agreements, commitments or negotiations concerning the Option.

19. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the facsimile signature of its Chairman of the Board and Chief Executive Officer as of the day and year first above written. By consenting to this Agreement, you agree to the following: (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Agreement and the Plan; and (ii) you understand and agree that this Agreement and the Plan constitute the entire understanding between you and the Company regarding the Option, and that any prior agreements, commitments or negotiations concerning the Option are replaced and superseded. You will be deemed to consent to the application of the terms and conditions set forth in this Agreement and the Plan unless you contact Honeywell International Inc., Executive Compensation/AB-1D, 101 Columbia Road, Morristown, NJ 07962 in writing within thirty (30) days of the date of this Agreement.


                                             Honeywell International Inc.



                                             By: David M. Cote
                                                 Chairman of the Board and
                                                 Chief Executive Officer







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